SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                       First Niagara Financial Group, Inc.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514

                                 March 29, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First Niagara Financial Group, Inc. (the "Company" or "FNFG"). Our Annual Meeting will be held at Banchetti Banquet Facility, 550 North French Road, Amherst, New York, on May 16, 2006 at 11:00 a.m. Eastern Daylight Saving Time.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting, which includes a report on the operations of the Company. Directors and officers of the Company will be present to answer any questions that you and other stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of five directors and the ratification of the appointment of KPMG LLP ("KPMG") as independent registered public accountants ("Independent Accountants") for the year ending December 31, 2006. The Board of Directors of the Company (the "Board") unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of KPMG as the Company's Independent Accountants.

On behalf of the Board, please indicate your vote by using the enclosed proxy card or by voting by telephone or Internet, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

                                   Sincerely,

                                   /s/ Paul J. Kolkmeyer
                                   Paul J. Kolkmeyer
                                   President and Chief Executive Officer

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 16, 2006

Notice is hereby given that the Annual Meeting of the Stockholders of the Company will be held at Banchetti Banquet Facility, 550 North French Road, Amherst, New York, on May 16, 2006 at 11:00 a.m. Eastern Daylight Saving Time.

A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.   the election of five directors; and
2. the ratification of the appointment of KPMG LLP as Independent Accountants for the year ending December 31, 2006; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board is not aware of any other such business.

Any action may be taken on the foregoing proposals at the Annual Meeting, including all adjournments thereof. Stockholders of record at the close of business on March 20, 2006 are the stockholders entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available at 6950 South Transit Road, Lockport, New York for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders whose shares are held in registered form have a choice of voting by proxy card, telephone or the Internet, as described on your proxy card. Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner sent by the nominee. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Any stockholder present at the Annual Meeting may withdraw his or her proxy and vote personally on any matter properly brought before the Annual Meeting.

                                             /s/ Robert N. Murphy
Lockport, New York                           Robert N. Murphy
March 29, 2006                               Corporate Secretary

                                                   TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                           NUMBER
REVOCATION OF PROXIES                                                                                         1
STOCKHOLDERS ENTITLED TO VOTE                                                                                 1
VOTING PROCEDURES AND METHOD OF COUNTING VOTES                                                                1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS                                                               2
SECURITIES OWNED BY DIRECTORS AND MANAGEMENT                                                                  3
         Stock Ownership of Directors and Executive Officers                                                  3
         Section 16(a) Beneficial Ownership Reporting Compliance                                              4
PROPOSAL I - ELECTION OF DIRECTORS                                                                            4
         Directors and Executive Officers                                                                     4
         Nominees for Director                                                                                4
         Continuing Directors                                                                                 5
         Named Executive Officers Who are Not Directors                                                       6
BOARD OF DIRECTORS                                                                                            6
         Board Independence                                                                                   6
         Board Meetings and Committees                                                                        6
         Committee Membership                                                                                 7
         Compensation of Directors                                                                            8
         Board Nominations                                                                                    9
         Procedures for the Consideration of Board Candidates Submitted by Stockholders                      10
         Stockholder Communications with the Board                                                           10
         Code of Ethics                                                                                      11
         Transactions with Certain Related Persons                                                           11
THE AUDIT COMMITTEE REPORT                                                                                   11
THE COMPENSATION COMMITTEE REPORT                                                                            12
         Overview                                                                                            12
         Compensation Philosophy                                                                             12
         Compensation Components                                                                             13
         Long-Term Incentive Plan                                                                            13
         CEO Compensation                                                                                    14
COMPENSATION OF NAMED EXECUTIVE OFFICERS                                                                     15
         Employment Agreements                                                                               16
         Other Compensation                                                                                  17
PERFORMANCE COMPARISON                                                                                       20
         Stock Performance Graph                                                                             20
PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS                   21
         Fees Paid to KPMG                                                                                   21
         Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent               21
         Accountants
         Required Vote and Recommendation of the Board                                                       22
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING                                                                22
         Advance Notice of Business to be Conducted at an Annual Meeting                                     22
OTHER MATTERS                                                                                                22
MISCELLANEOUS                                                                                                22

                                 PROXY STATEMENT

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 16, 2006

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board to be used at the Annual Meeting, which will be held at Banchetti Banquet Facility, 550 North French Road, Amherst, New York, on May 16, 2006, at 11:00 a.m. Eastern Daylight Saving Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are being mailed to stockholders on or about April 7, 2006.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given on the Proxy. Where no instructions are indicated, validly executed proxies will be voted "FOR" each of the proposals as set forth in this proxy statement.

A proxy may be revoked at any time prior to its exercise by 1) sending a written notice of revocation to Robert N. Murphy, Corporate Secretary, at the address set forth above; 2) delivering to the Company a duly executed proxy bearing a later date; or 3) attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or record holder to vote in person at the Annual Meeting.

--------------------------------------------------------------------------------
                         STOCKHOLDERS ENTITLED TO VOTE
--------------------------------------------------------------------------------

Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 20, 2006 (the "Record Date") are entitled to one vote for each share held, except as described below. As of the Record Date, the Company had 111,739,321 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

As to the election of directors, a stockholder may vote "FOR" the election of the five nominees proposed by the Board, or "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of KPMG as Independent Accountants of the Company, a stockholder may vote "FOR" the item, vote "AGAINST" the item, or "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked "ABSTAIN."

Proxies solicited hereby will be returned to and tabulated by Mellon Investor Services, LLC, the inspector of election designated by the Board.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of December 31, 2005, certain information regarding persons who beneficially owned more than five percent of the Company's issued and outstanding shares of Common Stock:

                                         Amount of Shares
        Name and Address                Owned and Nature of              Percent of Shares of
      of Beneficial Owners              Beneficial Ownership           Common Stock Outstanding
--------------------------------      ------------------------       ----------------------------
Private Capital Management
8889 Pelican Bay Boulevard
Naples, FL  34108                           9,931,126(1)                       8.8% (1)

----------
(1) Based on a Schedule 13G filed by Private Capital Management with the SEC on February 14, 2006.

--------------------------------------------------------------------------------
                  SECURITIES OWNED BY DIRECTORS AND MANAGEMENT
--------------------------------------------------------------------------------

The following table sets forth as of March 20, 2006 information concerning the beneficial ownership of First Niagara common stock by each director, the persons named in the Summary Compensation Table on page 15, and all directors and executive officers as a group. In general, beneficial ownership includes those shares that a director or executive officer has the power to vote or transfer, including shares which may be acquired under stock options that are currently exercisable or become exercisable within 60 days.

               Stock Ownership of Directors and Executive Officers

                                                                                                              Unvested
                                                    Shares        Options                                      Awards
                                                     Owned      Exercisable                                  included in
                         Position(s) held in     Directly and    within 60    Beneficial      Percent of      Beneficial
       Names                 the Company         Indirectly(1)      days      Ownership(2)       Class       Ownership (2)
---------------------    --------------------    -------------  -----------   ------------     ---------     -------------
NOMINEES
Paul J. Kolkmeyer         President and Chief       276,272       462,047       738,319            *            40,314
                          Executive Officer
Daniel J. Hogarty, Jr.    Vice Chairman             290,619         9,850       300,469            *            11,139
James Miklinski           Director                  115,395       119,611       235,006            *             9,434
Sharon D. Randaccio       Director                   28,520        30,368        58,888            *            13,573
David M. Zebro            Director                   37,020        30,368        67,388            *            13,573

DIRECTORS CONTINUING IN OFFICE

Gordon P. Assad           Director                   68,117       119,611       187,728            *             9,434
John J. Bisgrove, Jr.     Director                   49,924        42,784        92,708            *            12,020
Daniel W. Judge           Director                   80,100        69,611       149,711            *             9,434
Richard P. Koskey         Director                  162,449         6,370       168,819            *            10,024
Louise Woerner            Director                   52,921         7,967        60,888            *            13,573
G. Thomas Bowers          Director                   75,324        18,375        93,699            *            12,120
James W. Currie           Director                  145,188        79,611       224,799            *             9,434
William H. (Tony) Jones   Vice Chairman             178,848         6,370       185,218            *            10,024
B. Thomas Mancuso         Director                   60,834        91,390       152,224            *             9,434
Robert G. Weber           Chairman                  111,757       119,611       231,368            *             9,434

NAMED EXECUTIVES WHO ARE NOT DIRECTORS

John R. Koelmel           Executive Vice             55,816        33,584        89,400            *            18,640
                          President and Chief
                          Financial Officer
G. Gary Berner            Executive Vice            135,365       203,285       338,650            *            11,064
                          President
Carl Florio               Executive Vice          1,367,823        15,634     1,383,457         1.22%           37,500
                          President
Michael Giaquinto         Executive Vice             22,292        18,834        41,126            *            10,400
                          President

       All directors and executive officers as a group (27 persons)           5,419,261(3)      4.78%          324,461

-----------------------
*    Less than 1%
(1) Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.
(2) Shares granted under the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan, which are subject to future vesting, but as to which voting may currently be directed.
(3) Includes 31,848 shares of Common Stock allocated to the accounts of executive officers under the First Niagara Financial Group, Inc. Employee Stock Ownership Plan ("ESOP") and excludes the remaining 4,625,556 shares of Common Stock owned by the ESOP for the benefit of the employees. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.

The Board believes Directors and Executive Management should have a financial investment in the Company. Each Director is expected to own at least 25,000 shares within four years of being elected to the Board (excluding stock options). Ownership guidelines for Executive Officers within four years of being appointed to the position are as follows:

  o  Chief Executive Officer            250,000 shares
  o  Executive Vice Presidents           75,000 shares
  o  Senior Vice Presidents              50,000 shares

             Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2005.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

The Company's Board currently consists of fifteen (15) members. The Company's Certificate of Incorporation and Bylaws provide that approximately one-third of the directors are to be elected annually. Five directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board has nominated Paul J. Kolkmeyer, Daniel J. Hogarty, James Miklinski, Sharon D. Randaccio and David M. Zebro for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled "Directors and Executive Officers" and "Stock Ownership of Directors and Executive Officers" for additional information regarding the nominees.

It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

                  THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE
                     NOMINEES LISTED IN THIS PROXY STATEMENT

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                        Directors and Executive Officers

Following is the business experience for the past five years of each of the Company's directors and executive officers. The term of directors includes the initial appointment to the Board of Directors of First Niagara Bank, formerly Lockport Savings Bank.

                              Nominees for Director

Paul J. Kolkmeyer, 53, has been a director since 2003. He was elected President and Chief Executive Officer and Director in December 2003. From June 2002 to December 2003, he served as Executive Vice President and Chief Operating Officer/Chief Financial Officer. He joined the Company in 1990 and has held a variety of senior management positions since that time.

Daniel J. Hogarty, Jr., 66, has been a director since 2004. He was elected Vice-Chairman of the Board in January 2004 upon completion of the merger between the Company and Troy Financial Corporation where he had been Chairman, President and Chief Executive Officer.

James Miklinski, 62, has been a director since 1996. He is the General Manager of Niagara Milk Cooperative, Inc., which processes and packages fluid milk products.

Sharon D. Randaccio, 51, has been a director since 2002. She is the President of Performance Management Partners, Inc., a provider of human resource services.

David M. Zebro, 55, has been a director since 2002. He is a Principal of Strategic Investments & Holdings, Inc., a holding company that purchases and manages operating companies.

                              Continuing Directors

Term to Expire 2007

Gordon P. Assad, 57, has been a director since 1995. He is the President and Chief Executive Officer of Erie and Niagara Insurance Association, a provider of property and casualty insurance.

John J. Bisgrove, Jr., 66, has been a director since 2000. He is the retired Chairman of Red Star Express Lines and was elected to the Board upon completion of the merger between the Company and Iroquois Bancorp, Inc. in November 2000 where he had been a director.

Daniel W. Judge, 63, has been a director since 1992. He is the President of NetPlus Alliance Inc., a business management services firm.

Richard P. Koskey, 66, has been a director since 2005. He is the managing principal of Pattison, Koskey, Howe & Bucci, CPAs, P.C., a regional accounting firm. He was elected to the Board upon completion of the merger between the Company and Hudson River Bancorp, Inc. in January 2005 where he had been a director.

Louise Woerner, 63, has been a director since 2002. She is the Chairman and Chief Executive Officer of Home Care of Rochester, a home healthcare agency and health research and consulting firm.

Term to Expire 2008

G. Thomas Bowers, 62, has been a director since 2003. He was elected to the Board in January 2003 upon completion of the merger between the Company and Finger Lakes Bancorp, Inc. where he had been Chairman, President and Chief Executive Officer.

James W. Currie, 64, has been a director since 1987. He is the President of Ag Pak, Inc., a manufacturer of produce packaging machines.

William H. (Tony) Jones, 63, has been a director since 2005. He is the President of Roe Jan Independent Publishing Co., Inc., a consultant for community newspapers and similar publications. He was elected Vice-Chairman of the Board in January 2005 upon completion of the merger between the Company and Hudson River Bancorp, Inc. where he had been Chairman.

B. Thomas Mancuso, 50, has been a director since 1990. He is the President of Mancuso Business Development Group, a real estate and business development company.

Robert G. Weber, 68, has been a director since 1996. He has been Chairman of the Board since August 2003. He is a retired Managing Partner of the Buffalo Office of KPMG LLP.

                 Named Executive Officers Who are Not Directors

G. Gary Berner, 58, has been Executive Vice President and Chief Lending Officer since February 2001. From January 1992 to February 2001, he served as Senior Vice President and Chief Lending Officer.

Carl A. Florio, 57, has been Eastern New York Regional President since the completion of the merger between the Company and Hudson River Bancorp, Inc. in January 2005. He was the President and Chief Executive Officer of Hudson River Bancorp, Inc. since 1996.

Michael R. Giaquinto, 41, has been Executive Vice President of Consumer Banking since May 2004. Prior to joining the Company, he was the Senior Vice President and Director of Retail Sales for HSBC Bank (USA) a position he held since 1998.

John R. Koelmel, 53, has been Executive Vice President and Chief Financial Officer since January 2004. Prior to joining the Company, he served for two years as the Chief Administrative Officer of Financial Institutions, Inc., after retiring in 2000 as Managing Partner of the Buffalo office of KPMG LLP.

--------------------------------------------------------------------------------
                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------

                               Board Independence

The Board has determined that, except as to Mr. Kolkmeyer, each member of the Board is an "independent director" within the meaning of the NASDAQ corporate governance listing standards and the Company's corporate governance policies. Mr. Kolkmeyer is not considered independent because he is an executive officer of the Company.

                          Board Meetings and Committees

The Board has an annual schedule of meetings and met 10 times during 2005. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during 2005, including board and committee meetings of First Niagara Bank. Executive sessions of the independent directors are held during each regularly scheduled Board meeting. Attendance at the Annual Meeting is encouraged and all directors attended the Annual Meeting of Stockholders held on May 3, 2005.

The Company and First Niagara Bank have six standing committees of directors:
Executive Committee; Governance/Nominating Committee; Audit Committee; Compensation Committee; Finance and Trust Committee; and Loan Committee.

Executive Committee. The Executive Committee generally has the power and authority to act on behalf of the Board while it is not in session, except as otherwise provided by law and subject at all times to the Bylaws and direction of the Board.

Governance/Nominating Committee. The Governance/Nominating Committee is responsible for recommending the following to the Board: director nominees, director committee structure and membership, and corporate governance guidelines. The Governance/Nominating Committee is also responsible for the determination of director independence as defined by NASDAQ corporate governance listing standards and administration of the Board's peer review evaluation. Each member of the Governance/Nominating Committee is considered "independent" as defined in the NASDAQ corporate governance listing standards. The Board has adopted a written charter for the Governance/Nominating Committee, which is available on the Company's website at www.fnfg.com.

Audit Committee. The Audit Committee is responsible for overseeing the financial reporting, internal control and internal and external audit processes. This responsibility includes reviewing reports filed with the SEC, the internal audit function, the audit plan and performance of the internal auditor, as well as appointing, overseeing and evaluating the Independent Accountants. Each member of the Audit Committee is considered "independent" as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3 and the Board believes that Mr. Weber qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC. The Board has adopted a written charter for the Audit Committee, which is available on the Company's website at www.fnfg.com. The report of the Audit Committee is included elsewhere in this proxy statement.

Compensation Committee. The Compensation Committee is responsible for recommending to the Board the compensation of the Chief Executive Officer and executive management, reviewing and administering overall compensation policy, reviewing performance measures and goals, administering stock-based compensation plans, approving benefit programs, establishing compensation of directors and other matters of personnel policy and practice. Each member of the Compensation Committee is considered "independent" as defined in the NASDAQ corporate governance listing standards. The Board has adopted a written charter for the Compensation Committee, which is available at the Company's website at www.fnfg.com. The report of the Compensation Committee is included elsewhere in this proxy statement.

Finance and Trust Committee. The Finance and Trust Committee is responsible for assisting the Board with overseeing the Company's performance with respect to financial, investment, capital management and other related objectives. The Finance and Trust Committee is also responsible for oversight of the Trust Department. The Board has adopted a written charter for the Finance and Trust Committee, which is available at the Company's website at www.fnfg.com.

Loan Committee. The Loan Committee is responsible for assisting the Board with overseeing the loan portfolio of the Company, which includes approving loans above a preset threshold, monitoring credit quality and loan concentrations, approving loan policy and overseeing regulatory compliance, including Community Reinvestment Act legislation. The Board has adopted a written charter for the Loan Committee, which is available at the Company's website at www.fnfg.com.

                              Committee Membership

The following chart provides information about Board committee membership and the number of meetings that each committee held in 2005.

                                            Governance/                                    Finance and
                              Executive      Nominating        Audit      Compensation        Trust         Loan
           Names              Committee      Committee       Committee      Committee       Committee     Committee
---------------------------------------------------------------------------------------------------------------------
Chairman of the Board
  Robert G. Weber               Chair            X               X              X               X             X
Director
  Gordon P. Assad                 X              X
  John J. Bisgrove, Jr.                          X                              X
  G. Thomas Bowers                X                                                                           X
  James W. Currie                                                X                              X
  Daniel J. Hogarty, Jr.                                                                        X             X
  William H. (Tony) Jones                        X                                              X
  Daniel W. Judge            Vice Chair                                       Chair
  Richard P. Koskey                                              X                                            X
  B. Thomas Mancuso                                                                             X             X
  James Miklinski                 X            Chair
  Sharon D. Randaccio                                                           X             Chair
  Louise Woerner                                               Chair            X
  David M. Zebro                                                 X                                          Chair
Executive Officer
  Paul J. Kolkmeyer               X                                                             X             X
                             ----------------------------------------------------------------------------------------
Number of meetings in 2005        5              4               5             10              11            16

                            Compensation of Directors

All retainer and meeting fees are paid in cash and are eligible for deferral under the Directors' Deferred Fees Plan, as defined herein. Directors who are also employees are not eligible to receive board fees.

                                                  2005           2006
                                                --------        ------
   Annual Retainer Fee
   Company:
        Chair                                   $ 25,000        35,000
        Director                                  15,000        15,000
   First Niagara Bank:
        Chair                                     13,000        13,000
        Director                                  11,000        11,000

   Board Meeting Fees                              1,000         1,200

   Committees
   Audit and Compensation:
        Chair                                      1,500         1,800
        Member                                     1,000         1,200
   Executive and Governance/Nominating:
        Chair                                        750         1,050
        Member                                       500           700
   Finance and Trust and Loan:
        Chair                                        750           900
        Member                                       500           600

No additional fees are paid for First Niagara Bank Board meetings or First Niagara Bank Committee meetings.

Stock Benefit Plans. Directors are eligible to participate in the stock benefit plans of the Company and have received awards of stock options and restricted stock. The number of stock options and restricted stock awards granted to directors was based on the market value of the Company's stock at the time of the grants. All stock options will vest ratably over a four-year period and the restricted stock will vest ratably over a five-year period. The stock options and restricted stock become immediately exercisable upon the director's normal retirement, death or disability or upon change in control of the Company.

2005 Total Director Fees. The following table sets forth the total fees received by the non-management directors during fiscal year 2005.

                                                       Board    Committee   Total  Total Cash   Restricted                Total
                          FNFG       FNB     Total     Meeting    Meeting  Meeting    Compen-      Stock                  Compen-
         Names          Retainer  Retainer  Retainer     Fees       Fees     Fees      sation       Awards     Options     sation
---------------------   --------  --------  --------   -------   ---------  -----   ----------   ----------    --------   -------
Gordon P. Assad         $ 15,000  $ 11,000  $ 26,000   $ 9,000   $ 6,000   $ 15,000   $ 41,000   $ 51,640(1)    $ --     $ 91,640
John J. Bisgrove, Jr.     15,000    11,000    26,000     8,000    13,500     21,500     47,500     51,640(1)      --       99,140
G. Thomas Bowers          15,000    11,000    26,000    10,000    11,167     21,167     47,167     51,640(1)      --       98,807
James W. Currie           15,000    11,000    26,000    10,000    12,000     22,000     48,000     51,640(1)      --       99,640
Daniel J. Hogarty, Jr.    15,000    11,000    26,000    10,000    13,667     23,667     49,667     51,640(1)      --      101,307
Williams H. (Tony) Jones  15,000    11,000    26,000    10,000     8,668     18,668     44,668     99,998(2)   99,744(2)  244,410(2)
Daniel W. Judge           15,000    11,000    26,000    10,000    19,000     29,000     55,000     51,640(1)      --      106,640
Richard P. Koskey         15,000    11,000    26,000    10,000    13,500     23,500     49,500     99,998(2)   99,744(2)  249,242(2)
B. Thomas Mancuso         15,000    11,000    26,000     9,000    14,000     23,000     49,000     51,640(1)      --      100,640
James Miklinski           15,000    11,000    26,000    10,000     7,000     17,000     43,000     51,640(1)      --       94,640
Sharon D. Randaccio       15,000    11,000    26,000    10,000    19,750     29,750     55,750     51,640(1)      --      107,390
Robert G. Weber           25,000    13,000    38,000    10,000    35,750     45,750     83,750     51,640(1)      --      135,390
Louise Woerner            15,000    11,000    26,000     9,333    18,000     27,333     53,333     51,640(1)      --      104,973
David M. Zebro            15,000    11,000    26,000     8,000    18,000     26,000     52,000     51,640(1)      --      103,640

-----------------
(1) On May 3, 2005, each outside director except Messrs. Jones and Koskey were granted 4,000 restricted stock awards.
(2) Upon election to the Board on January 14, 2005, Messrs. Jones and Koskey were granted 7,530 restricted stock awards and 25,480 non-qualified stock options.

Deferred Fees Plan. The Directors' Deferred Fees Plan (the "Deferred Fees Plan") is a non-qualified compensation plan, under which a director can defer up to 100% of his or her annual cash retainer and meeting fees earned during a calendar year. All amounts deferred by a director are fully vested at all times. Amounts credited to a deferred fee account may be invested in equity securities, fixed income securities, money market accounts, or cash, at the sole discretion of the Company. Upon cessation of a director's service, the Company will pay the director the amounts credited to his or her account. The amounts will be paid in a number of substantially equal annual installments, as selected by the director at the time the deferral is made.

If a director dies before all payments have been made, the remaining payments will be made to the director's designated beneficiary. In the event of a director's death prior to the commencement of benefits, the Company will pay the director's beneficiary the amounts credited to the benefit of the director under the Deferred Fees Plan, in a single lump sum payment or in a number of substantially equal annual installments as elected by the director at the time the election to defer was made. In the event of an unforeseeable emergency that will result in a severe financial hardship, the director may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid, as applicable.

                                Board Nominations

The Governance/Nominating Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Governance/Nominating Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Governance/Nominating Committee would solicit suggestions for director candidates from all Board members and would consider candidates submitted by stockholders. In addition, the Governance/Nominating Committee is authorized by its charter, subject to prior approval from the Board, to engage a third party to assist in the identification of director nominees. The Governance/Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

     o has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

     o has experiences and achievements that have given him/her the ability to exercise and develop good business judgment;

     o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

     o is involved in other activities or interests that do not create a conflict with his/her responsibilities to the Company and its stockholders; and

     o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" as defined in the NASDAQ Corporate Governance Listing Standards, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

 Procedures for the Consideration of Board Candidates Submitted by Stockholders

 The Governance/Nominating Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Governance/Nominating Committee, at First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514. The Chair of the Governance/Nominating Committee must receive a submission prior to December 28, 2006 in order for a candidate to be considered for next year's Annual Meeting. The submission must include the following information:

     o a statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance/Nominating Committee;

     o the qualifications of the candidate and why this candidate is being proposed;

     o the name and address of the nominating stockholder as he/she appears on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the nominated candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

     o    a statement of the candidate's business and educational experience;

     o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

     o a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice Of Business To Be Conducted at an Annual Meeting." No submission for Board nominees were received by the Company for the Annual Meeting.

                    Stockholder Communications with the Board

A stockholder of the Company who wants to communicate with the Board or with any individual director can write to the Chair of the Governance/Nominating Committee at First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

     o    forward the communication to the director(s) to whom it is addressed;

     o handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

     o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chair of the Governance/Nominating Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.

                                 Code of Ethics

The Company has adopted a general Code of Ethics that sets forth standards of ethical business conduct for all directors, officers and employees of the Company. Additionally, the Company has adopted a Code of Ethics for Senior Financial Officers, that is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards. Both of these documents are available on the Company's website at www.fnfg.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website. There were no such amendments or waivers in 2005.

                    Transactions with Certain Related Persons

Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to First Niagara Bank. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and Regulation O.

--------------------------------------------------------------------------------
                           THE AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

Management has the primary responsibility for the Company's internal controls and financial reporting process. The Independent Accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue an opinion thereon. In addition, the Independent Accountants are responsible for issuing an opinion on the Independent Accountants' and management's assessment of the Company's internal controls based on the criteria issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee's responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

     o reviewed and discussed with management and the Independent Accountants the Company's audited consolidated financial statements for the year ended December 31, 2005 and management's assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005;

     o met with the Company's CEO, CFO, internal auditors and the Independent Accountants, both together and in separate executive sessions, to discuss the scope and the results of the audits and the overall quality of the Company's financial reporting and internal controls;

     o discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

     o received the written disclosures from the Independent Accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the Independent Accountants its independence from the Company; and

     o pre-approved all audit, audit related and other services to be provided by the Independent Accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and be filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company's Independent Accountants for the year ending December 31, 2006, subject to the ratification of this appointment by the stockholders.

                               The Audit Committee

                             Louise Woerner (Chair)
                    James W. Currie     Richard P. Koskey
                    Robert G. Weber     David M. Zebro

--------------------------------------------------------------------------------
                        THE COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

                                    Overview

The Compensation Committee is composed entirely of outside non-employee directors whose primary responsibility is the determination of CEO and Board of Directors compensation. Additionally, the Committee reviews and approves executive compensation and provides oversight for all other Company compensation and benefit plans.

The Compensation Committee engaged a nationally recognized compensation consulting firm, AON, to conduct an independent review of the total compensation of the executive group. For 2005, compensation levels were compared to a peer group of banks and thrifts with assets between $5 and $12 billion, 1-4 family loans between 25%-50% of total loans, commercial loans greater than 10% of total loans and borrowings as a percentage of assets less than 30%. The review determined that base salaries, annual incentives and long-term incentives were generally comparable to these similarly situated banking and financial services companies.

                             Compensation Philosophy

The Committee's philosophy is to provide competitive, performance-based compensation opportunities which attract, motivate and retain executive talent, deliver rewards for superior performance; and, align the interest of the Company's executives with those of our stockholders.

The executive compensation program is composed of three components with a relationship to each other that reflects the nature and maturity of the Company's business as well as its overall objectives. The three primary components are base salary, annual incentive, and long-term incentives.

A significant portion of executive compensation is tied to the Company's achievement of financial objectives and the executive's contributions to the overall performance. Based on position, experience and overall contributions, an executive's compensation will generally be targeted between a range of 80% and 120% of the following targets: base salary - 90% of peer group median; base salary and annual incentive - 100% of peer group median; and total of base salary, annual incentive and long-term incentives - 110% of peer group median.

                             Compensation Components

Base Salaries. Base salaries are a fixed amount of compensation executives receive in exchange for sustained performance of responsibilities. Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, the Company's performance, the executive's individual performance, and contribution to the long-term goals of the Company. In 2006 the Named Executive Officers, as defined herein, received base salary adjustments ranging between 5% and 22% for 2005 performance and other previously noted factors.

Annual Incentive. Annual cash incentives are earned based on the executive's performance measured over the year. The annual incentive plan is goal driven with "target" awards expressed as percentage of base salary. Target awards for Named Executives Officers in 2005 ranged from 55% to 75% of base salary. Performance above or below the pre-established objectives is appropriately considered and awards in excess of the target are attainable for performance that exceeds the objectives. The annual incentive plan is the primary method for adjusting pay on an annual basis to reflect performance. Funding of the annual incentive plan is a function of the Company's financial performance (Net Income and Earnings Per Share Growth) and individual payouts are a function of the performance of the individual executive (Profit Plan and Strategic Plan Objectives). The Compensation Committee believes that this funding and payment strategy provides a direct link between the Company's financial performance and actual executive compensation. The Compensation Committee continually reviews the Company's annual incentive plan to ensure it provides a strong linkage among the Company's financial and operational performance, the performance of the individual executive and the rewards earned. In 2005 the Company achieved over 98% of the Net Income goal and 100% of the Earnings Per Share Growth goal. The Named Executive Officers received cash-based annual incentive awards ranging from 34% to 71% of base salary.

Long-Term Incentives. The Compensation Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for the stockholders through stock appreciation. Executives earn long-term incentives through the Long-Term Incentive Plan ("LTIP"). During 2005, stock options and restricted stock awards were allocated by the Compensation Committee and had an economic value initially ranging from 20% to 31% of base salary with the ability to earn an additional 16% - 46% upon achievement of long-term performance objectives.

                            Long-Term Incentive Plan

Type of Plan and Awards. The LTIP is a multi-vehicle, three-year performance plan, with incentive award opportunities defined as a percentage of the participants' base salary, which incorporates the following primary Long-Term Incentive ("LTI") vehicles: stock options (50% of target LTI) and share grants (50% of target LTI).

Payment of Awards. A portion of the LTI award is earned at the beginning of the Performance Period, as defined herein, while the balance of the award may be earned at the end of the performance period based on attainment of established performance goals. The award at the beginning of the performance period is comprised of the entire stock option award and one third of the restricted share grant. Based on attainment of established performance goals, the award at the end of the performance period consists of share grants of up to an additional two thirds of the total share grant.

Performance Period. The plan is a three-year performance plan ("Performance Period"). Each year a new three-year plan cycle will commence. The initial plan cycle is from January 1, 2005 through December 31, 2007.

Incentive Award Opportunity. Each year, the CEO recommends total LTI award opportunities for each eligible participant within a range established by the Compensation Committee. These ranges are based on the Company's compensation philosophy. The Compensation Committee has discretion to adopt, or amend and adopt, the recommendations of the CEO or otherwise set the LTI award opportunities.

Performance Measures. The CEO recommends to the Compensation Committee and Board for approval at least two performance measures for each Performance Period, which are key strategic measures tied to the long-term performance of the Company.

Performance Targets. Performance targets for each performance measure will be recommended by the CEO for approval by the Compensation Committee and the Board on an annual basis in conjunction with the profit and strategic planning process.

Award for Outstanding Company Performance Relative to Peer Group Performance. In addition to the LTI award available through the plan, participants have the opportunity to receive an additional cash award based on outstanding performance relative to a defined Company peer group. Outstanding performance represents Company achievement of between the 60th and 75th percentile of peer group at the end of each three-year performance period. Outstanding performance will result in a cash payment of up to 30% of a participant's target total direct compensation level. Total direct compensation equals the sum of base salary, annual incentive and economic value of long-term incentives.

                                CEO Compensation

In evaluating Mr. Kolkmeyer's compensation, the Compensation Committee considered the terms of the employment agreement between Mr. Kolkmeyer and the Company. Mr. Kolkmeyer's 2005 base salary was $410,000. He was provided with a cash incentive of $289,000 and was granted 84,100 stock options and 7,600 stock grants under the LTIP. Consistent with the Company's compensation philosophy, the Compensation Committee determined these awards based on its evaluation of Mr. Kolkmeyer's contribution to the Company's performance and other factors, including a study of peer group institutions. The Compensation Committee took these actions to recognize his accomplishments in successfully building an institution and management team and his ability to lead and strategically position the future direction of the Company.

                           The Compensation Committee

                             Daniel W. Judge (Chair)
                    John J. Bisgrove, Jr.   Sharon D. Randaccio
                      Robert G. Weber          Louise Woerner

--------------------------------------------------------------------------------
                    COMPENSATION OF NAMED EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The following table sets forth certain information as to the total remuneration paid to the CEO, CFO and the three other highly compensated executive officers, or Named Executive Officers.

                                                     Annual Compensation                        Long-Term Compensation
                                               -----------------------------  ------------------------------------------------------
                                                                                           Awards                      Payouts
                                                                     Other    ---------------------------------  -------------------
                                                                     Annual   Restricted                                    All
                          Year                                       Compen-    Stock        No.       Options/   LTIP     Other
 Name and Principal      Ended      Total                  Bonus     sation     Awards    Options/    SARS Fair  Payouts   Compen
      Position           12/31  Compensation   Salary       (2)        (3)       (4)        SARS        Value      (5)   -sation (7)
-----------------------  -----  ------------  --------  ---------    -------  ----------  --------    ---------  ------- -----------
Paul J. Kolkmeyer         2005   $ 1,113,746  $406,154  $ 289,886    $  --    $      --     84,100     $287,227  $98,116  $32,363
  President and           2004       852,128   360,000    192,000       --       35,135     33,700      134,544       --   30,449
  Chief Executive         2003     1,536,183   287,800    123,705       --      525,864    119,300      567,954       --   30,860
  Officer

John R. Koelmel (1)       2005   $   549,506  $223,077  $ 145,827    $  --    $      --     35,200     $120,219  $41,312  $19,071
  Executive Vice          2004       857,127   192,300     91,000       --      354,341     43,700      207,090       --   12,396
  President and Chief
  Financial Officer

G. Gary Berner            2005   $   487,600  $211,308  $ 106,486    $  --    $      --     30,100     $102,801  $34,857  $32,148
  Executive Vice          2004       350,937   202,400     75,000       --       55,341     14,000       55,894       --   29,802
  President               2003       404,121   200,500     67,196       --       53,120     12,400       53,252       --   30,053

Carl A. Florio (1)        2005   $ 1,477,646  $216,731  $ 374,534(6) $  --    $ 597,600(6)  66,900(6)  $253,449  $19,365  $15,967
  Executive Vice
  President

Michael R. Giaquinto (1)
  Executive Vice          2005   $   428,632  $189,231  $  99,540    $  --    $      --     26,500     $ 90,505  $30,984  $18,372
  President               2004       384,217   110,769     71,000       --      120,900     20,000       74,668       --    6,880

---------------
(1) The following executives joined the Company as indicated: Mr. Koelmel - January 2004, Mr. Florio - January 2005 and Mr. Giaquinto - May 2004.
(2) Includes payments under the Company's Annual Incentive Plan and other discretionary payments.
(3) The Company also provides certain members of executive management with the use of an automobile, club membership dues, and certain other personal benefits. The aggregate value of such benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive.
(4) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the grant. Dividends paid with respect to all shares awarded are paid to the recipient of the award. At December 31, 2005, an aggregate of 100,518 shares of unvested restricted stock were held by the Named Executive Officers, with an aggregate market value of $1,454,495.
(5) Amounts reported represent the fair value of the restricted stock awards at the date of the grant pursuant to the 2005 Long Term Performance Plan. Awards have a 3 year cliff vest. At December 31, 2005, an aggregate of 17,400 shares of unvested restricted stock were held by the Named Executive Officers, with an aggregate market value of $251,778.
(6) Includes the following which were paid/granted in connection with the acquisition of Hudson River Bancorp in January 2005: $300,000 signing bonus, 45,000 restricted stock awards at a fair market value of $13.28 per share and 50,000 non-qualified stock options.
(7)  The following table sets forth the details of "All Other Compensation".

                          Year                                     Medical                        Total All
                          Ended                                   Insurance    Deferred (3)         Other
        Name              12/31       401(k) (1)      GTL(2)       Premiums    Compensation      Compensation
---------------------    --------    -----------     -------      ---------    ------------      ------------
Paul J. Kolkmeyer         2005         $ 10,500      $   680       $  7,478     $   13,705        $   32,363
                          2004           10,250          321          5,797         13,781            30,449
                          2003           10,000          554          5,255         15,051            30,860

John R. Koelmel           2005         $ 10,500      $ 1,093       $  7,478     $       --        $   19,071
                          2004            6,750          817          4,829             --            12,396

G. Gary Berner            2005         $ 10,242      $   698       $  7,478        $13,730        $   32,148
                          2004            9,553          642          5,797         13,810            29,802
                          2003            9,277          597          5,255         14,924            30,053

Carl A. Florio            2005         $  9,559      $ 1,953       $  4,455     $       --        $   15,967

Michael R. Giaquinto      2005         $ 10,500      $   394       $  7,478     $       --        $   18,372
                          2004            3,115          200          3,565             --             6,880

------------------
(1)  Contributions pursuant to 401(k) Plan.
(2) Income imputed on Group Term Life Insurance in excess of $50,000 per employee.
(3)  Deferred Compensation Plan (see page 17).

                              Employment Agreements

The Company has entered into employment agreements with each of Messrs. Kolkmeyer, Koelmel, Berner and Giaquinto. The employment agreements have terms ranging from twelve to thirty-six months (36 months for Mr. Kolkmeyer; 24 months for Messrs. Koelmel and Berner, 12 months for Mr. Giaquinto). On each anniversary date, an employment agreement may be extended for an additional twelve months, so that the remaining term will be from twelve to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. In January 2005, the Company also entered into an employment agreement with Carl Florio, for the period through December 31, 2007, and does not provide for extensions. Under the employment agreements, the 2006 base salary for Messrs. Kolkmeyer, Koelmel, Berner, Florio, and Giaquinto is $475,000, $275,000, $235,000, $235,000, and $205,000, respectively. The base salary may be increased but not decreased. The employment agreements also provide that the executive is entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to base salary and bonus, each of the employment agreements provide for, among other things, participation in health and medical benefit plans, retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Company for cause at any time and termination for any reason upon a 30-day notice. The executive may terminate his employment for good reason or absent good reason by providing a 30-day notice to the Company. Good reason includes (i) a significant reduction in the scope of the executive's duties, (ii) removal or failure to re-elect the executive to his present position, (iii) a requirement that, in the executive's judgment, would necessitate a relocation of his residence outside of 100 miles of the Lockport, New York area (Hudson, New York for Mr. Florio), or (iv) a material breach of the employment agreement that cannot be cured within 30 days of the executive's notice of the breach to the Company.

In the event of the executive's termination of employment for good reason or the Company's termination of the executive's employment for any reason other than cause, Mr. Kolkmeyer will receive salary, health and medical benefits for a period of 36 months (24 months for Messrs. Koelmel and Berner and 12 months for Mr. Giaquinto), and Mr. Florio through December 31, 2007. Messrs. Kolkmeyer, Koelmel, Berner and Giaquinto will also be entitled to payment of a cash bonus equal to the prior three-year average annual bonus divided by 12, payable for 36 months to Mr. Kolkmeyer (24 months for Messrs. Koelmel and Berner and 12 months for Mr. Giaquinto), and payment of accrued but unused vacation, and Mr. Florio through December 31, 2007. If the executive dies after termination, the remaining payments will be made to the executive's spouse, if surviving, or his estate. The executive will be entitled to the same benefits, payable in a lump sum, in the event he is terminated without cause within 12 months following a change in control or terminates employment for good reason within 12 months following a change in control.

Upon termination of employment by the executive absent good reason or termination by the Company for cause, Messrs. Kolkmeyer, Koelmel, Berner, Giaquinto and Florio will receive his salary and fringe benefits, but no bonus, through their termination date, and payment of his accrued but unused vacation.

In the event of disability, Messrs. Kolkmeyer, Koelmel, Berner and Giaquinto will be entitled to their salary for the greater of the remaining term of the agreement or 6 months, reduced by any disability insurance payments, and Mr. Florio through December 31, 2007, and a pro-rata bonus for the year in which the disability begins, fringe benefits, and payment of accrued but unused vacation.

If the executive dies, Messrs. Kolkmeyer, Koelmel, Berner and Giaquinto's spouse, if surviving, or if not, the executive's estate will be entitled to payment of the executive's salary through the end of the calendar month in which the executive died, and for Mr. Florio through December 31, 2007, payment of a pro-rata bonus for the year in which the executive died and payment of his accrued but unused vacation.

In addition to the terms and conditions referenced above, Mr. Florio received a bonus of $300,000 upon signing his agreement. He is also guaranteed a bonus for the full term of his contract if he is terminated prior to December 31, 2007. The contract provides for a two year non-compete agreement with annual payments of $150,000.

The Company has also entered into employment agreements with other senior officers of the Company. The contracts typically have one-year terms and provisions that are generally similar to the employment agreements described above.

Stock Benefit Plans. Set forth below is certain information regarding stock options granted to the Named Executive Officers during 2005, in accordance with the Company's stock benefit plans.

 =======================================================================================================================
                                              STOCK OPTION GRANTS IN 2005
 =======================================================================================================================
                                                   Individual Grants
 -----------------------------------------------------------------------------------------------------------------------
         Name           Options Granted     Percent of Total      Exercise      Expiration Date     Grant Date Present
                                           Options Granted to
                                           Employees in 2005        Price                                 Value
 -----------------------------------------------------------------------------------------------------------------------
 Paul J. Kolkmeyer           84,100                6.2%             $12.91           5/3/15            $287,227 (1)
 John R. Koelmel             35,200                2.6               12.91           5/3/15             120,219 (1)
 G. Gary Berner              30,100                2.2               12.91           5/3/15             102,801 (1)
 Carl A. Florio              50,000                3.7               13.28          1/17/15             195,730 (2)
 Carl A. Florio              16,900                1.2               12.91           5/3/15              57,719 (1)
 Michael R. Giaquinto        26,500                2.0               12.91           5/3/15              90,505 (1)
 =======================================================================================================================

-------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 29.07%; risk free rate of return of 4.05%; dividend yield of 2.79%; and a 6.5 year option life.
(2) The grant date (date of hire) present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 31.39%; risk free rate of return of 3.96%; dividend yield of 2.41%; and a 6.5 year option life.

Set forth below is certain information concerning options exercised by and outstanding to the Named Executive Officers at and for the year ended December 31, 2005.

===========================================================================================================================
                                       AGGREGATED OPTION EXERCISES IN 2005 AND
                                         OPTION VALUES AT DECEMBER 31, 2005
---------------------------------------------------------------------------------------------------------------------------
                                                              Number of                            Value of
                           Shares                            Options at                    In-The-Money Options
                          Acquired                            Year-End                        at Year-End(1)
                            Upon         Value     ------------------------------------------------------------------------
        Name              Exercise     Realized    Exercisable #   Unexercisable #     Exercisable ($)    Unexercisable ($)
---------------------------------------------------------------------------------------------------------------------------
Paul J. Kolkmeyer           --         $  --          462,047          102,741            $3,405,305         $120,165
John Koelmel                --         $  --           33,584           45,316              $ 29,265          $47,567
G. Gary Berner              --         $  --          251,000           30,166            $2,283,861          $46,192
Carl A. Florio              --         $  --           15,634           51,266              $ 20,689          $65,175
Michael R. Giaquinto        --         $  --           18,834           27,666              $ 37,581          $51,359
============================================================================================================================

----------------------
(1) Equals the difference between the aggregate exercise price of the options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 2005, at which date the last trade price of the Common Stock as quoted on the NASDAQ National Market was $14.47.

                               Other Compensation

Deferred Compensation Plan. The Company has a deferred compensation plan for the benefit of certain executive officers that it has designated to participate. Under the deferred compensation plan, the Company annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. An executive will vest in earnings credited to his account at the rate of 20% per year, beginning in the sixth year of participation until the executive is fully vested after 10 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with the Company measured from the date that an executive becomes a participant under the deferred compensation plan. Notwithstanding the above, an executive shall be fully vested in his or her deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of the Company. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, the Company will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, the Company will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the deferred compensation plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid to him, as applicable.

Messrs. Kolkmeyer and Berner are participants in the non-qualified plan. For the year ended December 31, 2005, Messrs. Kolkmeyer and Berner had $13,705 and $13,730 respectively, credited to their deferred compensation accounts.

Defined Benefit Pension Plan. The Company maintains the First Niagara Financial Group, Inc. Retirement Plan (the "Retirement Plan"), a tax-qualified defined benefit pension plan, which was frozen February 1, 2002 and restated effective January 1, 2005. The purpose of the restatement was to incorporate the provisions of the following defined benefit pension plans and consolidate such plans with the Retirement Plan:

o Retirement Plan of the Troy Savings Bank In RSI Retirement Trust, which was frozen December 31, 2003.

o Retirement Plan of Savings Bank of the Finger Lakes, FSB in RSI Retirement Trust, which was frozen December 31, 2002.

All benefits set forth in each of the prior plan documents as protected benefits are preserved in the consolidated and restated plan document. Accordingly, each of the separate plans' benefit formulas is preserved in the consolidated plan. No employee who is not already participanting in one of the plans prior to consolidation is permitted to commence or recommence participating in the Retirement Plan; no further benefits will accrue to any current participant in the Retirement Plan; and, future compensation will not be considered in determining benefits on or after the date that any individual plan, prior to the consolidation, was frozen. However, a participant who was not fully vested in his or her accrued benefit under any one of the plans will continue to earn vesting credit in his or her accrued benefit under the Retirement Plan following the restatement.

Effective September 30, 2005, the Retirement Plan of the Hudson River Bank and Trust Company ("Hudson River Plan") was merged into the Retirement Plan. The former Hudson River Plan was frozen as of December 31, 2004.

The Company contributes each year, an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the Retirement Plan year ended September 30, 2005, a $6.2 million contribution was made. At September 30, 2005, the market value of the Retirement Plan assets equaled approximately $72.2 million.

Three of the five named executive officers of First Niagara Financial Group, Inc. are entitled to a benefit following retirement based on their participation in either the Retirement Plan or the Hudson River Plan prior to the date that such plan was frozen. The following tables indicate the annual retirement benefit that would be payable from the Retirement Plan under the applicable benefit formula upon retirement at age 65 in calendar year 2005, expressed in the form of a single life annuity for the average annual earnings and years of credited service specified below.

Retirement Plan

=====================================================================================================================
                                          Years of Credited Service and Benefits Payable at Retirement
      Final Average         -----------------------------------------------------------------------------------------
     Annual Earnings                 15                     20                    25                     30
=====================================================================================================================
        $50,000                    $9,000                 $12,000              $15,000                $15,000
        $75,000                   $13,500                 $18,000              $22,500                $22,500
       $100,000                   $18,000                 $24,000              $30,000                $30,000
       $125,000                   $22,500                 $30,000              $37,500                $37,500
       $150,000                   $27,000                 $36,000              $45,000                $45,000
       $200,000 & Above           $36,000                 $48,000              $60,000                $60,000
=====================================================================================================================

Hudson River Plan

=====================================================================================================================
                                          Years of Credited Service and Benefits Payable at Retirement
      Final Average         -----------------------------------------------------------------------------------------
     Annual Earnings                 15                     20                    25                     30
=====================================================================================================================
        $50,000                   $14,635                 $19,513              $24,391                $24,391
        $75,000                   $22,135                 $29,513              $26,891                $36,891
       $100,000                   $29,635                 $39,513              $49,391                $49,391
       $125,000                   $37,135                 $49,513              $61,891                $61,891
       $150,000                   $44,635                 $59,513              $74,391                $74,391
       $200,000 & Above           $59,635                 $79,513              $99,391                $99,391
=====================================================================================================================

As of February 1, 2002, when credited service was frozen in the Retirement Plan, Messrs. Kolkmeyer and Berner had 11.6 and 10.1 years of credited service, respectively. As of December 31, 2004, when credited service was frozen in the Hudson River Plan, Mr. Florio had 11.6 years of credited service. Messrs. Koelmel and Giaquinto are not eligible for participation in the Retirement Plan since the plan was frozen prior to their respective dates of hire.

--------------------------------------------------------------------------------
                             PERFORMANCE COMPARISON
--------------------------------------------------------------------------------

                             Stock Performance Graph

Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Company's Common Stock for the period beginning December 31, 2000 as reported by the NASDAQ National Market, through December 31, 2005, (b) the cumulative total return on stocks included in the NASDAQ Composite Index over such period, (c) the cumulative total return of publicly traded thrifts over such period, and, (d) the cumulative total return of all publicly traded banks and thrifts over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

--------------------------------------------------------------------------------
                       FIRST NIAGARA FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------

[THE DATA IS A REPRESENTATION OF A LINE CHART IN THE PRINTED MATERIAL]

                            Total Return Performance

                                                                    Period Ending
                                          --------------------------------------------------------------------
Index                                        12/31/00   12/31/01   12/31/02   12/31/03   12/31/04    12/31/05
--------------------------------------------------------------------------------------------------------------
First Niagara Financial Group, Inc.            100.00     159.69     252.35     380.41     362.61      386.61
NASDAQ Composite                               100.00      79.18      54.44      82.09      89.59       91.54
SNL All Bank & Thrift Index                    100.00     101.48      95.35     129.27     144.76      147.03
SNL Thrift Index                               100.00     106.88     127.50     180.50     201.12      208.21

--------------------------------------------------------------------------------
                  PROPOSAL II - RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

The Company's Independent Accountants for the year ended December 31, 2005 were KPMG LLP ("KPMG"). The Audit Committee of the Board has approved the engagement of KPMG to be the Company's independent accountants for the year ending December 31, 2006, subject to the ratification of the engagement by the Company's stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of the Independent Accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

                                Fees Paid to KPMG

Set forth below is certain information concerning aggregate fees for professional services rendered by KPMG during 2005 and 2004:

Audit Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for the audit of the Company's annual consolidated financial statements and management's assessment of the effectiveness of internal controls over financial reporting, review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements were $365,000 and $355,500 during 2005 and 2004, respectively.

Audit Related Fees. The aggregate fees billed to the Company by KPMG for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements and that are not already reported in "Audit Fees" above, were $112,700 and $100,650 during 2005 and 2004, respectively. These services were primarily related to the audit of the Company's employee benefit plans and accounting research. All audit related fees billed by KPMG during 2005 were pre-approved by the Audit Committee.

Tax Fees. The aggregate fees billed to the Company by KPMG for professional services rendered for tax compliance were $60,800 and $161,975 during 2005 and 2004, respectively. The aggregate fees billed by KPMG for tax advice and tax planning were $66,573 and $85,675 during 2005 and 2004, respectively. These services primarily included the review of tax returns and quarterly tax provisions and due diligence related to the Company's acquisitions in 2005 and 2004. All tax fees billed by KPMG during 2005 were pre-approved by the Audit Committee.

All Other Fees. There were no "Other Fees" for 2005. The aggregate fees billed to the Company by KPMG in 2004 that are not described above were $25,000 and related to management advisory services. The fees billed by KPMG during 2004 were pre-approved by the Audit Committee.

    Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of
                             Independent Accountants

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Independent Accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The Independent Accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the Independent Accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

                  Required Vote and Recommendation of the Board

In order to ratify the appointment of KPMG as Independent Accountants for 2006, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

                        THE BOARD RECOMMENDS A VOTE "FOR"
      THE RATIFICATION OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------
                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
--------------------------------------------------------------------------------

In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's Executive Office, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, no later than November 28, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         Advance Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting or to propose a nominee to the Board, the stockholder must give written notice to the Corporate Secretary not less than ninety days before the date fixed for such meeting; provided, however, that in the event that less than one hundred days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned, a brief description of the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC which are in effect at the time such proposal is received.

The date of next year's Annual Meeting of Stockholders is expected to be May 15, 2007. Accordingly, advance written notice for certain business or nominations to the Board to be brought before that meeting must be given to the Company by February 13, 2007. If notice is received after February 13, 2007, it will be considered untimely, and the Company will not be required to present the matter at the meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The Audit Committee Report, the Report of the Compensation Committee and the stock performance graph included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report shall not otherwise be deemed filed under such Acts.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting, for a fee of $7,500, plus out-of-pocket expenses.

An additional copy of the Company's annual report on Form 10-K for the year ended December 31, 2005, will be furnished without charge upon written or telephonic request to Christopher J. Thome, Vice President, Reporting and Investor Relations Manager, 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514 or call (716) 625-7645.

                                                     /s/ Robert N. Murphy
                                                     Robert N. Murphy
                                                     Corporate Secretary
Lockport, New York
March 29, 2006

------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS                                                      Please
Please complete and date this proxy and return it promptly in the enclosed postage-paid envelope.      Mark Here
                                                                                                       for Address      |  |
                                                                                                       Change or
                                                                                                       Comments
                                                                                                       SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
                                                                                                          FOR    AGAINST     ABSTAIN
1. The election as a director of the nominees                 2. The ratification of the appointment of
   listed below (except as marked to the                         KPMG LLP as independent accountants      | |      | |        | |
   contrary below) for a three-year term:                        for the year ending December 31, 2006.

   Nominees:                            FOR            WITHHELD          Check Box if You Plan to Attend the Annual Meeting   | |
   --------
   01 Paul J. Kolkmeyer                 | |               | |
   02 Daniel J. Hogarty, Jr.
   03 James Miklinski
   04 Sharon D. Randaccio
   05 David M. Zebro
   (INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below.)
   _____________________________________________________________________        Should the undersigned be present and elect to vote
                                                                                at the Annual Meeting or at any adjournment thereof
                                                                                and after notification to the Secretary of the
                                                                                Company at the meeting of the stockholder's decision
                                                                                to terminate this proxy, then the power of said
                                              ------|                           attorneys and proxies shall be deemed terminated and
                                                    |                           of no further force and effect. This proxy may also
                                                    |                           be revoked by sending written notice to the
                                                    |                           Secretary of the Company at the address set forth on
                                                    |                           the Notice of Annual Meeting of Stockholders, or by
                                                                                the filing of a later dated proxy prior to a vote
                                                                                being taken on a particular proposal at the Annual
                                                                                Meeting.

                                                                                The undersigned acknowledges receipt from the
                                                                                Company prior to the execution of this proxy of a
                                                                                Notice of the Annual Meeting of Stockholders and of
                                                                                a Proxy Statement, dated March 29, 2006.

Signature ____________________________________ Signature _________________________________________ Date ____________________________
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
------------------------------------------------------------------------------------------------------------------------------------
                                                    / \ FOLD AND DETACH HERE / \

                                                Vote by Internet or Telephone or Mail
                                                    24 Hours a Day, 7 Days a Week

                                      Internet and telephone voting is available through 11:59
                                        PM Eastern Time the day prior to annual meeting day.

                 Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------          --------------------------------               -------------------
           Internet                                 Telephone (Toll-free)                          Mail
http://www.proxyvoting.com/fnfg                       1-866-540-5760                         Mark, sign and date
Use the Internet to vote your proxy.   OR     Use any touch-tone telephone to                 your proxy card
Have your proxy card in hand when             vote your proxy. Have your proxy     OR               and
you access the web site.                      card in hand when you call.                     return it in the
                                                                                            enclosed postage-paid
                                                                                                 envelope.
------------------------------------          --------------------------------               -------------------

                                         If you vote your proxy by Internet or by telephone,
                                           you do NOT need to mail back your proxy card.

                       FIRST NIAGARA FINANCIAL GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2006

     The undersigned hereby appoints the official proxy committee of the Board of Directors of First Niagara Financial Group, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Banchetti Banquet Facility, 550 North French Road, Amherst, New York on May 16, 2006, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          / \ FOLD AND DETACH HERE / \

You can now access your First Niagara Financial Group, Inc. account online.

Access your First Niagara Financial Group, Inc. stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for First Niagara Financial Group, Inc., now makes it easy and convenient to get current information on your stockholder account.

  o View account status              o View payment history for dividends
  o View certificate history         o Make address changes
  o View book-entry information      o Obtain a duplicate 1099 tax form
                                     o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com

          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time